ASSUMPTION AGREEMENT
                              --------------------

     THIS ASSUMPTION AGREEMENT ("Assumption Agreement") effective as of January 31, 2006, by and between Global Realty Development Corp. (the "Company") and A1 Financial Planners Pty Ltd (the "Obligor").

                              W I T N E S S E T H:
                               -------------------

     WHEREAS, the Company is a party to that certain Agreement of Settlement, dated as of August 20, 2005, by and among Atlantic Wine Agencies, Inc.; Dominion Wines Ltd; Dominion Estates Pty Ltd and the Company (the "Settlement Agreement"), pursuant to which the Company issued a promissory note in the principal amount of AUD$3,200,000 to Sapphire Developments Limited on August 20, 2005 (the "Note");

     WHEREAS, the Company and the Sapphire Developments Limited are parties to that certain Pledge and Escrow Agreement, dated as of August 20, 2005 (the "Sapphire Pledge Agreement") to secure the obligations of the Company under the Note;

     WHEREAS, the Company entered into the Settlement Agreement and issued the Note to Sapphire Developments Limited because it intended to acquire both Dominion Wines Ltd and Dominion Estates Pty Ltd;

     WHEREAS, the Company and the Obligor are parties to that certain Pledge and Escrow Agreement, dated as of August 20, 2005, whereby Obligor agreed to provide the Company with shares of common stock of the Company in the event of a default under the Note or in the event that the Company does not acquire Dominion Wines Ltd and Dominion Estates Pty Ltd;

     WHEREAS, the Company is currently in default of its obligations under the Note and has determined that it will not be acquiring either Dominion Wines Ltd or Dominion Estates Pty Ltd; and

     WHEREAS, the Obligor has agreed to assume the obligations of the Company under the Note and the Sapphire Pledge Agreement.

     NOW, THEREFORE, in consideration of the mutual and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Assumption of Note. The Obligor hereby assumes and shall provide, pay, discharge and agrees to perform when due all obligations of the Company under the Note. Accordingly, the Obligor agrees to pay all principal and interest due in accordance with the terms of the Note.

     2. Transfer of Stock. The Obligor shall arrange to have 2,254,087 shares of the Company's common stock delivered to the escrow agent under the Sapphire Pledge Agreement, and such other stock powers or documentation reasonably requested, to be held to satisfy the obligations of the Company thereunder and in the event that additional shares of the Company's common stock will be required pursuant to the terms of the Note and the Sapphire Pledge Agreement, the Obligor will arrange for such number shares to be transferred in accordance with the terms thereunder.

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     2. Counterparts; Facsimile. This Assumption Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. In making proof of this Assumption Agreement, it shall not be necessary to produce or account for more than one counterpart evidencing execution by each party hereto. Delivery of a telecopied version of one or more signatures on this Assumption Agreement shall be deemed adequate delivery for purposes of this Assumption Agreement. Delivery of a facsimile version of one or more signatures to this Assumption Agreement shall be deemed adequate delivery for purposes of this Assumption Agreement.

     3. Further Assurances. From time to time, as and when requested by the Company, Voss shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to carry out the purposes of this Assumption Agreement.

     4. Governing Law. The validity of this Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

     5. Descriptive Headings. The descriptive headings of the several Paragraphs, subparagraphs and clauses of this Assignment and Assumption were inserted for convenience only and shall not be deemed to effect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties have read and executed this Assumption Agreement of the date and year first above written.

                               GLOBAL REALTY DEVELOPMENT CORP.



                               By: /s/ Robert Kohn
                                   ----------------
                                   Name: Robert Kohn
                                   Title: Chairman/CEO

                               A1 FINANCIAL PLANNERS PTY LTD



                               By:  /s/ Kathryn Voss
                                    ----------------
                                    Name: Kathryn Voss
                                    Title: Director


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